UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
November 2, 2006
Date of Report (Date of earliest event reported)
PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-27743 (Commission File Number)	68-0383568 (IRS Employer Identification No.)

1776 W. March Lane, Suite 250 Stockton, California (Address of principal executive offices)		95207 (Zip Code)
(209) 926-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 2, 2006, the board of directors of Pac-West Telecomm, Inc. (the “Company”) authorized and directed the Company to enter into Amended and Restated Indemnification Agreements with each director and executive officer of the Company, including each of the named executive officers. The form of this agreement generally provides, among other things, that such directors and executive officers will be indemnified for certain third-party claims or claims by or in right of the Company and expenses related thereto.

This description of the form of Amended and Restated Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Amended and Restated Indemnification Agreement, a copy of which is filed as Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
     (d)     Exhibits.
               10.1 Form of Amended and Restated Indemnification Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC. (Registrant)
Dated: November 8, 2006
By:	/s/ Robert C. Morrison
Robert C. Morrison
Vice President and General Counsel

EXHIBITS

Exhibit No.	Item
10.1	Form of Amended and Restated Indemnification Agreement